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                                                                     Exhibit 5.1


[SIDLEY & AUSTIN LETTERHEAD]


                                                December 6, 1999

Starwood Hotels & Resorts Worldwide, Inc.
777 Westchester Avenue
White Plains, New York 10604

         Re: Registration Statement on Form S-8 - Deferred Compensation Plan

Ladies and Gentlemen:

         We have acted as counsel to Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, relating to up to $15,000,000 of the Company's deferred compensation obligations (the "Deferred Compensation Obligations") payable under the Starwood Hotels & Resorts Worldwide, Inc. Deferred Compensation Plan (the "Plan").

         In that capacity, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of the articles of incorporation and the by-laws of the Company, as amended through the date hereof, resolutions of the Company's Board of Directors and its Compensation Committee, and such other documents and corporate records relating to the Company and the Deferred Compensation Obligations as we have deemed appropriate. In all cases, we have assumed the legal capacity of each natural person signing any of the documents and corporate records examined by us, the genuineness of signatures, the authenticity of documents submitted to us as originals, the conformity to authentic original documents of documents submitted to us as copies and the accuracy and completeness of all corporate records and other information made available to us by the Company.

         Based upon the foregoing and consideration of such questions of law as we have deemed relevant, we are of the opinion that the Deferred Compensation Obligations will be, when created in accordance with the terms of the Plan, valid and binding obligations of the Company, enforceable in accordance with the terms of the Plan, subject to applicable bankruptcy, moratorium, insolvency, fraudulent transfer, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles.
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Starwood Hotels & Resorts Worldwide, Inc.
December 6, 1999
Page 2

         We hereby consent to the use of this opinion letter as an exhibit to the Registration Statement.

                                     Very truly yours,



                                     SIDLEY & AUSTIN